EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-49580, 333-73147, 333-111038 and 333-108696 and Form S-3 No. 333-99429 and related Prospectus) of our reports dated June 26, 2007, with respect to the consolidated financial statements of Korn/Ferry International, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Korn/Ferry International included in this Annual Report (Form 10-K) for the year ended April 30, 2007.

/s/ Ernst & Young LLP

Los Angeles, California

June 26, 2007

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